SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                                  June 15, 2001

                         Date of earliest event reported


                              METHOD PRODUCTS CORP.
             (Exact name of registrant as specified in its charter)



        Florida                          000-31485               11-3456837
(State or other jurisdiction            (Commission             (IRS Employer
 or incorporation)                      File Number)         Identification No.)


               2101 NW 33rd Street, Suite 600A, Pompano Beach, FL
       33069 (Address of principal executive offices, including zip code)


                                 (954) 968-1913
               Registrant's telephone number, including area code

Item 1.           Change in Control of Registrant.
                  -------------------------------

                  See Item 5.  below.

Item 2.           Acquisition of Disposition of Assets.
                  ------------------------------------

                  Not Applicable.

Item 3.           Bankruptcy or Receivership.
                  --------------------------

                  Not Applicable.

Item 4.           Changes in Registrant's Certifying Accountant.
                  ---------------------------------------------

                  Not Applicable.

Item 5.           Other Events.
                  ------------

         Method Products Corp. (the "Company") entered into an agreement with Mark Weitsman ("Weitsman") and other parties dated June 15, 2001, pursuant to which, among other things: (i) Weitsman resigned from his position as a member of the Company's Board of Directors, Chairman of the Board and from all officer and employee positions of the Company and/or its wholly-owned subsidiary, MPC Integrated Technologies, Inc.; (ii) the Company and Weitsman agreed that Weitsman's employment agreement with the Company be terminated without any liability to the Company thereunder; and (iii) the Company agreed to pay Weitsman $3,000 upon his resignation from such positions, and the sum of $2,500 monthly, subject to certain conditions, commencing July 15, 2001 and continuing on the fifteenth day of each month thereafter until all Company liabilities personally guaranteed by Weitsman are paid in full or otherwise removed or released by the party or parties named in each such personal guarantee.

         The Company entered into a Stock Purchase Agreement (the "Agreement") with Lancer Offshore, Inc., a Curacao, Netherland Antilles corporation ("Lancer") dated as of June 21, 2001, whereby Lancer subsequently purchased, for a purchase price of $.05 per share (the "Share Price") or an aggregate of $500,000, 10,000,000 shares of the Company's restricted common stock, par value $.0001 per share ("Common Stock"), representing, post-issuance, approximately 45% of the Company's issued and outstanding common stock, together with an immediately exercisable common stock purchase warrant to purchase 10,000,000 shares of the Company's restricted common stock at $.08 per share and an immediately exercisable common stock purchase warrant to purchase 10,000,000 shares of the Company's restricted common stock at $.12 per share, each warrant exercisable until June 21, 2004.

         Such Agreement further provides, among other things, that: (i) at the request of Lancer, the Company will recommend to the Company's stockholders and use its best efforts to have two individuals designated by Lancer to be elected as directors of the Company; (ii) Mr. Bruce

Cowen, Investment Manager of Lancer, will have visitation rights to all Company Board of Director and committee meetings; (iii) the Company shall seek the prior approval of a to-be-appointed Lancer representative for all cash disbursements over $5,000, except for vendor purchases; (iv) Lancer be provided with a 30 day right of first refusal to participate on the same terms and conditions as any other purchaser in connection with any private financing undertaken by the Company through June 20, 2004; (v) the employment agreement with the Company's Chief Executive Officer, Mark Antonucci, be extended for an additional two (2) years; (vi) certain Share Price protection and shares subject to Share Price protection be provided in the event the Company sells any shares of its common stock and/or securities convertible into common stock at a lower price than the Share Price; and (vii) certain Company officers execute lock-up agreements effective through June 12, 2003 pursuant to which such officers agree not to sell any shares of the Company's common stock owned by such persons without Lancer's prior approval.

Item 6.           Resignation of Registrant's Directors.
                  -------------------------------------

                  Not Applicable.

Item 7.           Financial Statement and Exhibits.
                  --------------------------------

                  (a)  Not applicable
                  (b)  Not applicable
                  (c)  Exhibits

 The following exhibits are filed as part of this report:

Exhibit Number                      Description

4.7 Stock Purchase Agreement by and between the Company and Lancer Offshore, Inc. dated as of June 21, 2001.

4.8 Common Stock Purchase Warrant to Purchase Common Stock of Method Products Corporation dated June 21, 2001, issued to Lancer Offshore, Inc.

4.9 Common Stock Purchase Warrant to Purchase Common Stock of Method Products Corporation dated June 21, 2001, issued to Lancer Offshore, Inc.

4.10 Common Stock Purchase Warrant to Purchase Common Stock of Method Products Corporation dated June 21, 2001, issued to Stenton Leigh Business Resources, Inc.

10.1 Agreement dated June 15, 2001 by and between Mark Weitsman, Brian Helmke, the Company and MPC Integrated Technologies, Inc.

Item 8.           Change in Fiscal Year.
                  ---------------------

                  Not Applicable

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              METHOD PRODUCTS CORP.


                              By:/s/ Mark Antonucci
                                 -----------------------------------------------
                                   Mark Antonucci, Chief Executive Officer


DATED: July 9, 2001